EXHIBIT 99.1

Woodward to Wind Down China On-Highway Natural Gas Truck Business, Enhancing Strategic Focus

FORT COLLINS, Colo., Jan. 15, 2026 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ: WWD) today announced plans to wind down its on-highway natural gas truck business in China (China OH) as part of its strategy to sharpen the focus of its Industrial segment and optimize Woodward’s product portfolio.

“Winding down the China OH business is a strategic step in aligning our Industrial portfolio with our priority end-markets and long-term growth opportunities,” said Randy Hobbs, President of Woodward’s Industrial segment. “This decision allows us to realign resources and reinforce our focus on delivering leading controls solutions to our customers across Transportation, Power Generation, and Oil & Gas markets to create long-term shareholder value. We are extremely grateful for the dedication and contributions of our team members who support our China OH business.”

Woodward has long evaluated the future of its China OH business, including considering full or partial divestiture. Despite several efforts to sell the business over multiple years, no viable offers have materialized. Given the challenging business dynamics in China, Woodward has made the decision to wind down China OH operations by the end of the fiscal year.

The wind-down will involve the closure of a small manufacturing facility in China that supports the China OH business, along with a limited number of sales, engineering, and product support staff. This decision is limited to the China OH business.

The China OH business has not significantly contributed to Woodward’s overall financial performance on a consistent basis. In fiscal year 2025, Woodward achieved record sales and earnings, driven by strong and sustained results across both its Industrial and Aerospace segments.

About Woodward
Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Our purpose is to design and deliver energy control solutions our partners count on to power a clean future. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Cautionary Statement

Information in this press release contains forward-looking statements regarding future events within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, Woodward’s plans to wind down the China OH business. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to: (1) unexpected difficulties that may arise during the wind down process that could delay or prevent Woodward from winding down its China OH business; (2) unexpected costs that occur in connection with the wind down process; (3) volatility with respect to the China on-highway natural gas truck market; (4) risks related to M&A activity, including that such activity may fail to meet its strategic objectives; (5) global economic uncertainty and instability, including in the financial markets that affect Woodward, its customers, and its supply chain; (6) risks related to constraints and disruptions in the global supply chain and labor markets; (7) Woodward’s long sales cycle; (8) risks related to Woodward’s concentration of revenue among a relatively small number of customers; (9) Woodward’s ability to implement and realize the intended effects of any restructuring efforts; (10) Woodward’s ability to successfully manage competitive factors including expenses and fluctuations in sales, as well as innovation and new product development; (11) changes and consolidations in the aerospace market; (12) Woodward’s financial obligations including debt obligations and tax expenses and exposures; (13) risks related to Woodward’s U.S. government contracting activities including potential changes in government spending patterns; (14) Woodward’s ability to protect its intellectual property rights and avoid infringing the intellectual property rights of others; (15) changes in the estimates of fair value of reporting units or of long-lived assets; (16) environmental risks; (17) Woodward’s continued access to a stable workforce and favorable labor relations with its employees, including its ability to retain key personnel or attract and retain new qualified personnel; (18) Woodward’s ability to manage various regulatory and legal matters; (19) risks from operating internationally; (20) cybersecurity, data privacy, and other technological risks; and other risk factors and risks described in Woodward's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2025, any subsequently filed Quarterly Report on Form 10-Q, as well as other risks described in Woodward’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof, and Woodward assumes no obligation to update such statements, except as required by applicable law.

Media Contact:

        Jennifer Regina
        Vice President, Corporate Communications
        + 1 970 559 8840
        Jennifer.regina@woodward.com